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                                                                Exhibit 16.1


                                              PricewaterhouseCoopers LLP
                                              400 Campus Drive
                                              P.O. Box 988
                                              Florham Park, NJ  07932
                                              Telephone (973) 236 4000
                                              Facsimile (973) 236 5000
  March 25, 2003

  Office of the Chief Accountant
  SECPS Letter File, Mail Stop 11-3
  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Dear Sir/Madam:

  We have read the statements made by Curtiss-Wright Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 4 of Form 8-K, as part of the Corporation's Form 8-K report dated March 21, 2003. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,


  /s/ PricewaterhouseCoopers LLP
  PricewaterhouseCoopers LLP



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